Exhibit 23.5


                          CONSENT OF FINANCIAL ADVISORS

     We consent to the inclusion in this registration statement on Form S-4 of the form of our Fairness Opinion issued to First Shares Bancorp, Inc. We also consent to the reference to our firm and such opinion in the registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.




                                 /s/ John C. Reed

                                David A. Noyes & Company

Indianapolis, IN
April 22, 2004